Exhibit 99.1

FULGENT GENETICS REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2016

•	Revenue Grows 72% to $5.0 Million Over Third Quarter of Last Year

•	GAAP Net Loss of $1.0 Million; non-GAAP Earnings of $1.1 Million

•	Gross Margin, Adjusted EBITDA and Cash Flow Continue to Grow

Temple City, CALIFORNIA – November 3, 2016—Fulgent Genetics (NASDAQ: FLGT) (“Fulgent” or the “company”) today announced financial results and recent business highlights for the third quarter ended September 30, 2016.

Third quarter revenue was $5.0 million, a 72% increase over revenue of $2.9 million in last year’s third quarter. GAAP net loss for the third quarter was $1.0 million, while non-GAAP earnings was $1.1 million. Non-GAAP earnings, as well as adjusted EBITDA, are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measures, GAAP loss, in the accompanying tables.

“We are very pleased to report strong financial results and growth momentum in our first earnings announcement as a public company,” said Ming Hsieh, Chairman and Chief Executive Officer. “We believe our revenue growth and sustained operating cash flows reflect our ability to disrupt the genetic testing market and differentiate Fulgent in the industry. We have built Fulgent around our integrated, proprietary technology platform, which allows us to efficiently develop new tests at a lower cost and drive our gross margin. Today, we offer over 18,000 single gene tests, approximately 250 panel tests and whole exome and genome sequencing. Given our low market penetration and our aggressive strategic investment plan, we believe we have significant growth opportunities as we focus on entering new related markets and expanding our customer base beyond the hospital market worldwide.”

Recent Business Highlights:

•	Fulgent Genetics recently completed its initial public offering of 4.2 million shares of its common stock, including the exercise in full of the underwriters’ option to purchase an additional 630,000 shares to cover over-allotments, raising approximately $36.3 million in net proceeds. Following the closing of the IPO on October 4, 2016 and including the net proceeds from the over-allotment exercise, the company had approximately $46.0 million in cash and marketable securities on its balance sheet at the end of October 2016.

•	A milestone was achieved when the company signed a national contract with a national payor organization in the third quarter to become an in-network provider of genetic testing. The company is currently pursuing multiple regional agreements in addition to several other national payor contracts. With the combination of these contracts, Fulgent anticipates having over 40 million lives covered at the end of 2016.

•	The company has received a vendor code and established a pricing list with a national clinical laboratory to handle certain of its genetic testing needs associated with its work for certain U.S. government agencies. In addition, Fulgent has signed an exclusive agreement with a regional hospital network within the U.S. Army to provide genetic tests for members and their families.

•	Demonstrating its ability to customize tests to meet specific needs, the company developed proprietary carrier screening for a leading health care services provider in the pre-natal sector through an OEM partnership agreement.

•	Fulgent and Xi Long USA, Inc., a large stockholder of the company, are working towards the formation of a joint venture. Under the terms of the arrangement, Fulgent is expected to be a minority partner in the joint venture, which will address opportunities in the genetic testing market in China. Fulgent regards this potential joint venture as a longer-term growth opportunity and will provide progress reports as material corporate developments occur.

“We believe the continued generation of cash flows from operations in the third quarter demonstrates our technology differentiation and compelling business model. Adjusted EBITDA increased to $2.1 million for the quarter. While continuing to drive cash flows combined with cash proceeds from our IPO, we intend to make significant strategic investments to grow test volumes and take advantage of the market opportunity we perceive,” said Paul Kim, Chief Financial Officer.

Mr. Kim continued, “In looking at the fourth quarter of 2016, we expect revenues to be in the range of $5.8 million to $6.2 million, representing a 107% increase at the midpoint over last year’s fourth quarter.”

Conference call information

Fulgent will host an investment community conference call today at 5:00 PM ET (2:00 PM PT) to discuss its third quarter results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investor Relations section of the company’s website, www.fulgentgenetics.com, and through a live conference call by calling 1-855-321-9535, passcode #96884184. An audio replay will be available on the company’s website or by calling 1-855-859-2056 through November 10, 2016.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP earnings and adjusted EBITDA, are non-GAAP financial measures. Fulgent believes this information is useful to investors because it provides a basis for measuring Fulgent’s available capital resources, the performance of Fulgent’s business and Fulgent’s cash flow excluding certain non-cash income or expense items that are not directly attributable to its core operating results. Fulgent defines non-GAAP earnings as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus stock-based compensation expenses, plus or minus the effect of an estimated corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus amortization, and plus stock-based compensation expenses. Fulgent expects to continue to incur expenses similar to the non-cash items added to or subtracted from GAAP income (loss) to calculate non-GAAP earnings and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Fulgent’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure income (loss) in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent may not be comparable to similarly titled amounts reported by other companies.

About Fulgent Genetics, Inc.

Fulgent is a rapidly growing technology company with an initial focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the overall quality of patient care. The company has developed a proprietary technology platform that integrates sophisticated data comparison and suppression algorithms, adaptive learning software, advanced genetic diagnostics tools and integrated laboratory processes. This platform allows the company to offer a broad and flexible test menu while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its current test menu, which includes more than 18,000 single-gene tests and more than 300 pre-established, multi-gene, disease-specific panels, offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: any anticipated growth of the company’s business or the industry in which it operates; the market potential for, and the rate and degree of market adoption of, the company’s tests and genetic testing generally; any anticipated increases in the company’s customer base, volume of billable tests or revenue, including potential orders from new customers that may not be subject to any contractual obligation to purchase any minimum volume of tests; the impact of the company’s recent progress in achieving some third-party payor coverage and reimbursement for its tests, including the number of lives potentially covered by these payors, and the company’s ability to continue to achieve further progress in this area; the company’s ability to establish a joint venture with Xi Long USA, Inc. or any other party on terms that are advantageous to the company or at all, and the company’s ability to obtain the intended benefits of these relationships; the company’s strategic plans, including its plans to make significant investments in its business; the company’s ability to maintain the low internal costs of its business model; and the competitive advantages of the company’s technology platform in the industry. Forward-looking statements represent management’s estimates based on current views and assumptions, which may prove to be incorrect. As a result, matters discussed in any forward-looking statements are subject to risks, uncertainties and changes in circumstances that may cause actual results to differ from those described in or implied by the forward-looking statements. These risks include, among others: the company’s ability to continue to develop new tests to keep pace with rapidly changing technology and new and increasing amounts of scientific data; the company’s ability to grow its customer base and increase demand from existing customers; the company’s investment in and expansion of its infrastructure and ability to manage any growth it may experience; the company’s level of success in obtaining third-party coverage and reimbursement for its tests; the company’s level of success in establishing any joint venture relationship to pursue customers and volumes in international markets, including China; laws and regulations applicable to the company’s business, including potential regulation by the U.S. Food and Drug Administration; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general economic and market conditions. As a result of these risks and uncertainties, undue reliance should not be placed on any forward-looking statements. The company’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the third quarter of 2016 available on the company’s website, contain more information about the company, its business and the risk factors that may cause results to differ from those described in or implied by the forward-looking statements included in this press release. The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update any of the forward-looking statements made in this press release to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Contacts:

The Blueshirt Group

Bob Jones, 212-871-5570, bob@blueshirtgroup.com

Chris Danne, 415-217-5865, chris@blueshirtgroup.com

FULGENT GENETICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

September 30, 2016 and December 31, 2015

(in thousands)

ASSETS:	September 30, 2016	December 31, 2015
Cash	$8,205	$489
Accounts receivable, net	4,406	2,118
Property and equipment, net	5,178	2,469
Other assets	4,883	314

Total assets	$22,672	$5,390

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and income taxes payable	$5,431	$513
Total stockholders’ equity	17,241	4,877

Total liabilities & equity	$22,672	$5,390

FULGENT GENETICS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

Three and Nine Months Ended September 30, 2016 and 2015

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue	$5,011	$2,905	$12,422	$6,675
Cost of revenue (1)	2,099	918	4,814	2,343

Gross profit	2,912	1,987	7,608	4,332

Operating expenses:
Research and development (1)	1,505	311	2,720	782
Selling and marketing (1)	883	280	1,661	757
General and administrative (1)	1,135	216	3,482	461

Total operating expenses	3,523	807	7,863	2,000

Operating income (loss)	(611)	1,180	(255)	2,332

Interest income and other income (expense)	5	—	(5,444)	20
Income (loss) before income taxes	(606)	1,180	(5,699)	2,352
Income tax provision	421	—	421	—

Income (loss)	$(1,027)	$1,180	$(6,120)	$2,352

(1) Share-based compensation expense was allocated as follows:
Cost of revenues	$542		$542
Research and development	941		941
Selling and marketing	386		386
General and administrative	540		2,165

Total share-based compensation expense	$2,409		$4,034

FULGENT GENETICS, INC.

Non-GAAP Earnings Reconciliation

Three Months Ended September 30, 2016

(in thousands)

Three months ended September 30, 2016
Net loss	$(1,027)
Income tax provision	421
Share-based compensation expense	2,409
Non-GAAP Tax effect (1)	(685)

Non-GAAP Earnings	$1,118

(1) Tax rates as follows: Estimated corporate tax rate of 38% for three months ended September 30, 2016

FULGENT GENETICS, INC.

Non-GAAP Adjusted EBITDA Reconciliation

Three Months Ended September 30, 2016

(in thousands)

Three months ended September 30, 2016
Net loss	$(1,027)
Income tax provision	421
Share-based compensation expense	2,409
Depreciation	303

Adjusted earnings before interest, taxes, depreciation and amortization	$2,106